As filed with the Securities and Exchange Commission on September 27, 2016.

Registration Nos. 333-202692 and 333-202692-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Great Plains Energy Incorporated	Missouri	43-1916803
Kansas City Power & Light Company	Missouri	44-0308720
(Exact name of registrant as specified in its charter)	(State of incorporation)	(I.R.S. Employer Identification Number)

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Heather A. Humphrey

General Counsel and Senior Vice President—Corporate Services

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Peter K. O’Brien Kevin C. Felz Hunton & Williams LLP 200 Park Avenue New York, New York 10166	Todd W. Eckland Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.   ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Great Plains Energy Incorporated	Large accelerated filer	☒	Accelerated filer	☐
	Non-accelerated filer	☐	Smaller reporting company	☐
Kansas City Power & Light Company	Large accelerated filer	☐	Accelerated filer	☐
	Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee (1)(2)
Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preference Stock, Depositary Shares (3), Warrants, Stock Purchase Contracts and Stock Purchase Units (4) of Great Plains Energy Incorporated	—
Notes and General Mortgage Bonds of Kansas City Power & Light Company	—

(1)	An indeterminate amount or number of the securities of each identified class is being registered as may from time to time be offered by Great Plains Energy Incorporated or Kansas City Power & Light Company at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units.
(2)	In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee.
(3)	In the event that Great Plains Energy Incorporated elects to offer to the public fractional interests in shares of Preference Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preference Stock will be issued to the depositary under any such agreement.
(4)	Each Stock Purchase Unit consists of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Common Stock of Great Plains Energy Incorporated and (b) a beneficial interest in Debt Securities of Great Plains Energy Incorporated, or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File Nos. 333-202692 and 333-202692-01) of Great Plains Energy Incorporated (“Great Plains Energy”) and Kansas City Power & Light Company, a wholly-owned subsidiary of Great Plains Energy (“KCP&L”), which contained a separate prospectus for each such registrant. This Post-Effective Amendment No. 1 is being filed for the purpose of: (i) amending and restating the base prospectus of Great Plains Energy that forms a part of the Registration Statement to register additional classes of securities of Great Plains Energy pursuant to Rule 413(b) under the Securities Act of 1933, as amended, and to update certain other information in such base prospectus and in Part II of the Registration Statement and (ii) filing additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus of KCP&L that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. Each registrant makes no representation as to information relating to the other registrant. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

GREAT PLAINS ENERGY INCORPORATED

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preference Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

Great Plains Energy Incorporated (“Great Plains Energy”) may offer and sell, from time to time, these securities in one or more offerings. We may offer the securities simultaneously or at different times, in one or more separate series, in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplements before you invest in these securities.

The common stock of Great Plains Energy Incorporated is listed on The New York Stock Exchange under the symbol “GXP.”

Our principal executive offices are located at 1200 Main Street, Kansas City, Missouri 64105 and our telephone number is (816) 556-2200.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 5 of this prospectus.

We may offer and sell these securities through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the related prospectus supplement the specific terms of the plan of distribution, including the name of the underwriters, dealers or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we receive from the sale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: senior debt securities or subordinated debt securities, each of which may be convertible into our common stock, common stock, preference stock, depositary shares, stock purchase contracts and stock purchase units. We may also offer warrants to purchase shares of our common stock.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a supplement to this prospectus that will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus, including information about us. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Therefore, for a complete understanding of our securities being offered, we urge you to read carefully the registration statement (including the exhibits thereto), this prospectus and any prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference under “Where You Can Find More Information,” before deciding whether to invest in any of our securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement, or in any free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information and neither we nor the underwriters of any offering of securities will authorize anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires or as otherwise indicated, when we refer to “Great Plains Energy,” the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Great Plains Energy Incorporated and its subsidiaries, unless the context clearly indicates otherwise.

CAUTIONARY STATEMENTS REGARDING CERTAIN FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based on historical facts. In some cases, you can identify forward-looking statements by use of the words “may,” “should,” “expect,” “plan,” “anticipate,” “estimate,” “predict,” “potential” or “continue.” Forward-looking statements include, but are not limited to, statements relating to Great Plains Energy’s proposed acquisition of Westar Energy, Inc. (“Westar”), the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties, including those discussed under the heading “Risk Factors” in this prospectus, in any prospectus supplement, and in our other filings with the SEC. These risks and uncertainties could cause actual results, developments and business decisions to differ materially from those contemplated or implied by forward-looking statements. Consequently, you should recognize these statements for what they are and we caution you not to rely upon them as facts. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We disclaim any duty to update the forward-looking statements, which apply only as of the date of this prospectus. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by these forward-looking statements include the following:

•	future economic conditions in regional, national and international markets and their effects on sales, prices and costs;

•	prices and availability of electricity in regional and national wholesale markets;

•	market perception of the energy industry and the Company;

•	changes in business strategy, operations or development plans;

•	the outcome of contract negotiations for goods and services;

•	effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry;

•	decisions of regulators regarding rates the Company can charge for electricity;

•	adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality;

•	financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs;

•	impairments of long-lived assets or goodwill;

•	credit ratings;

•	inflation rates;

•	effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments;

•	impact of terrorist acts, including, but not limited to, cyber terrorism;

•	ability to carry out marketing and sales plans;

•	weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs;

•	cost, availability, quality and deliverability of fuel;

•	the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results;

•	ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages;

•	delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects;

•	Great Plains Energy’s ability to successfully manage transmission joint ventures or to integrate or restructure the transmission joint ventures of Westar;

•	the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks;

•	workforce risks including, but not limited to, increased costs of retirement, health care and other benefits;

•	the ability of Great Plains Energy to obtain the regulatory approvals necessary to complete the anticipated acquisition of Westar;

•	the risk that a condition to the closing of the anticipated acquisition of Westar or the committed debt or equity financing may not be satisfied or that the anticipated acquisition may fail to close;

•	the failure to obtain, or to obtain on favorable terms, any equity, debt or equity-linked financing necessary to complete or permanently finance the anticipated acquisition of Westar and the costs of such financing;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated acquisition of Westar;

•	the costs incurred to consummate the anticipated acquisition of Westar;

•	the possibility that the expected value creation from the anticipated acquisition of Westar will not be realized, or will not be realized within the expected time period;

•	the credit ratings of Great Plains Energy following the anticipated acquisition of Westar;

•	disruption from the anticipated acquisition of Westar making it more difficult to maintain relationships with customers, employees, regulators or suppliers and the diversion of management time and attention on the proposed transactions; and

•	other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors.

In addition, actual results may differ materially from those contemplated in any forward-looking statement due to the timing and likelihood of the closing of our pending acquisition of Westar and the other risk factors discussed under Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which is incorporated by reference.

GREAT PLAINS ENERGY INCORPORATED

Great Plains Energy Incorporated, a Missouri corporation incorporated in 2001 and headquartered in Kansas City, Missouri, is a public utility holding company and does not own or operate any significant assets other than the stock of its subsidiaries. Our wholly-owned direct subsidiaries with significant operations or active subsidiaries are as follows:

•	Kansas City Power & Light Company (“KCP&L”) is an integrated, regulated electric utility that provides electricity to customers primarily in the states of Missouri and Kansas. KCP&L has one active wholly-owned subsidiary, Kansas City Power & Light Receivables Company.

•	KCP&L Greater Missouri Operations Company (“GMO”) is an integrated, regulated electric utility that primarily provides electricity to customers in the state of Missouri. GMO also provides regulated steam service to certain customers in the St. Joseph, Missouri area. GMO has two active wholly-owned subsidiaries, GMO Receivables Company and MPS Merchant Services, Inc. (“MPS Merchant”). MPS Merchant has certain long-term natural gas contracts remaining from its former non-regulated trading operations.

•	GPE Transmission Holding Company, LLC owns 13.5 percent of Transource Energy, LLC, a company focused on the development of competitive electric transmission projects.

Our principal executive offices are located at 1200 Main Street, Kansas City, Missouri 64105, and our telephone number is (816) 556-2200.

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. You should carefully consider the information under the heading “Risk Factors” in:

•	any prospectus supplement relating to any securities we are offering;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, which are incorporated by reference into this prospectus; and

•	documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

Year to Date June 30,	Fiscal Years Ended December 31,
2016	2015	2014	2013	2012	2011
1.45	2.58	2.72	2.75	2.31	2.03

For purposes of computing the ratios of earnings to fixed charges: (i) earnings consist of income before deducting net provisions for income taxes, equity investment income and losses, and fixed charges; and (ii) fixed charges consist of interest on debt, amortization of debt discount, premium and expense, and the estimated interest component of lease payments and rentals.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The ratio of earnings to fixed charges presented above does not differ materially from the ratio of earnings to combined fixed charges and preferred dividends for any of the periods reflected above.

As of the date of this prospectus, we have not issued any preference stock. If we do so in the future, we will include or incorporate by reference ratios of earnings to combined fixed charges and preference dividends for the applicable periods in addition to the ratio of earnings to fixed charges.

USE OF PROCEEDS

Unless we inform you otherwise in a supplement to this prospectus, we anticipate using any net proceeds received by us from the issuance of any of the offered securities for general corporate purposes, including, among others:

•	repayment of debt;

•	repurchase, retirement or refinancing of other securities;

•	funding of construction expenditures;

•	investments in subsidiaries; and

•	acquisitions.

Pending such uses, we may also invest the proceeds in certificates of deposit, United States government securities or certain other short-term interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

The senior debt securities and the subordinated debt securities, which we refer to collectively as the debt securities, will represent unsecured obligations of Great Plains Energy Incorporated exclusively, and not the obligation of any of our subsidiaries. We may issue one or more series of debt securities directly to the public or as part of a stock purchase unit from time to time. We expect that each series of senior debt securities or subordinated debt securities will be issued as a new series of debt securities under one of two separate indentures, as each may be amended or supplemented from time to time. We will issue the senior debt securities in one or more series under the senior indenture, dated as of June 1, 2004, that we entered into with The Bank of New York Mellon Trust Company, N.A., as successor trustee. We will issue the subordinated debt securities in one or more series under the subordinated indenture, dated as of May 18, 2009, that we entered into with The Bank of New York Mellon Trust Company, N.A., as trustee. The senior indenture, the subordinated indenture and the form of any supplemental indenture or other instrument establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference in, the registration statement of which this prospectus is a part. Each indenture has been qualified under the Trust Indenture Act of 1939, as amended. The following summaries of certain provisions of the senior indenture, the subordinated indenture and the applicable debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the senior indenture or the subordinated indenture, as the case may be, and the applicable debt securities. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities and other securities described in this prospectus.

We may authorize the issuance and provide for the terms of a series of debt securities by or pursuant to a resolution of our Board of Directors or any duly authorized committee thereof or pursuant to a supplemental indenture or to a company order, as described in the indentures. There will be no requirement under either the senior indenture or the subordinated indenture that our future issuances of debt securities be issued exclusively under either indenture. We will be free to employ other indentures or documentation containing provisions different from those included in either indenture or applicable to one or more issuances of senior debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities. The senior indenture and the subordinated indenture will provide that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may bear interest at differing rates and may have other differing terms and conditions, as described below. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the senior debt securities or the subordinated debt securities of that series, as the case may be, for issuances of additional senior debt securities or subordinated debt securities of that series, as applicable. One or more series of the debt securities may be issued with the same or various maturities at par, above par or at a discount. Debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the market rate (“Original Issue Discount Securities”) will be sold at a discount (which may be substantial) below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the prospectus supplement relating thereto. Unless otherwise described in the applicable prospectus supplement, neither indenture described above will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur. Both indentures will also permit us to merge or consolidate or to transfer our assets, subject to certain conditions (see “—Consolidation, Merger and Sale or Disposition of Assets” below).

Ranking

The debt securities will be direct unsecured obligations of Great Plains Energy Incorporated exclusively, and not the obligation of any of our subsidiaries. The senior debt securities will rank equally with all of Great Plains Energy Incorporated’s unsecured and unsubordinated debt and the subordinated debt securities will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “—Subordination.” At June 30, 2016, Great Plains Energy Incorporated had approximately $1,143.4 million of outstanding Senior Indebtedness (as defined below) (including guarantees of $331.9 million of GMO indebtedness).

Great Plains Energy Incorporated is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. At June 30, 2016, our subsidiaries had approximately $3,367.4 million of aggregate outstanding debt (including debt guaranteed by Great Plains Energy Incorporated).

Provisions of a Particular Series

The prospectus supplement applicable to each issuance of debt securities will specify, among other things:

•	the title and any limitation on aggregate principal amount of the debt securities;

•	the original issue date of the debt securities;

•	the date or dates on which the principal of any of the debt securities is payable;

•	the fixed or variable interest rate or rates, or method of calculation of such rate or rates, for the debt securities, and the date from which interest will accrue;

•	the terms, if any, regarding the optional or mandatory redemption of any debt securities, including the redemption date or dates, if any, and the price or prices applicable to such redemption;

•	the denominations in which such debt securities will be issuable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities may be repaid, in whole or in part, at the option of the holder thereof;

•	our obligation, if any, to redeem, purchase, or repay the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which the debt securities shall be redeemed, purchased, or repaid pursuant to such obligation;

•	whether the debt securities are to be issued in whole or in part in the form of one of more global securities and, if so, the identity of the depository for such global security or global securities;

•	the place or places where the principal of, and premium, if any, and interest, if any, shall be payable;

•	any addition, deletion or modification to the events of default applicable to that series of debt securities and the covenants for the benefit of the holders of that series;

•	any restrictions on the declaration of dividends or the requirement to maintain certain asset ratios or the creation and maintenance of reserves;

•	any remarketing features of the debt securities;

•	any collateral, security, assurance, or guarantee for the debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities;

•	the securities exchange(s), if any, on which the debt securities will be listed;

•	the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other securities;

•	any interest deferral or extension provisions;

•	the applicability of or any change in the subordination provisions for a series of debt securities;

•	the terms of any warrants we may issue to purchase debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below.

In the event:

•	of any bankruptcy, insolvency, receivership or other similar proceedings or any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, of Great Plains Energy Incorporated,

•	that a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness, and such default continues beyond any applicable grace period and shall not have been cured, waived or ceased to exist, or

•	any other default has occurred and continues without cure or waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness are permitted to accelerate the maturity of such Senior Indebtedness, then all Senior Indebtedness must be paid, or provision for such payment be made, in full before the holders of the subordinated debt securities are entitled to receive or retain any payment (including redemption and sinking fund payments).

In addition, upon the maturity of the principal of any Senior Indebtedness by lapse of time, acceleration or otherwise, all matured principal of and interest and premium, if any, on such Senior Indebtedness, must be paid in full before any payment of principal of, or premium, if any, or interest on, the subordinated debt securities may be made or before any subordinated debt securities can be acquired by Great Plains Energy Incorporated.

Upon the payment in full of all Senior Indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full. If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.

As defined in the subordinated indenture, the term “Senior Indebtedness” means:

(1) obligations (other than non-recourse obligations, the indebtedness issued under, and subject to the subordination provisions of, the subordinated indenture and other obligations which are either effectively by their terms or expressly made subordinate to or pari passu with the subordinated debt securities) of, or guaranteed (except to the extent our payment obligations under any such guarantee are effectively by their terms or expressly made subordinate to or pari passu with the subordinated debt securities) or assumed by, us for

•	borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the subordinated debt securities and other indebtedness which is effectively by its terms or expressly made subordinate to or pari passu with the subordinated debt securities)); or

•	the payment of money relating to any lease which is capitalized on our balance sheet in accordance with generally accepted accounting principles as in effect from time to time;

(2) indebtedness evidenced by bonds, debentures, notes or other similar instruments issued by us (other than such instruments that are effectively by their terms or expressly made subordinate to or pari passu with the subordinated debt securities), and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations with Senior Indebtedness, whether existing as of the date of the subordinated indenture or subsequently incurred by us.

However, trade accounts payable and accrued liabilities arising in the ordinary course of business will not be Senior Indebtedness.

The subordinated indenture will not limit the aggregate amount of Senior Indebtedness that we may issue. At June 30, 2016, the outstanding Senior Indebtedness of Great Plains Energy Incorporated totaled approximately $1,143.4 million (including guarantees of $331.9 million of GMO indebtedness).

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.” The global securities will be registered in the name of a depository, or its nominee, and deposited with, or on behalf of, the depository. Except in the circumstances described under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.

Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer duly endorsed or accompanied by a duly executed instrument of transfer at the office of any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges, and upon satisfaction of such other reasonable requirements as are described in the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, the transfer agent will be the trustee under the applicable indenture. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agents

Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described under “Book-Entry System” or as otherwise set forth in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of the applicable trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement, interest on the debt securities of a particular series, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears on the register for such debt securities maintained by the applicable trustee. All monies we pay to a trustee or a paying agent for the payment of the principal of, and premium or interest, if any, on, any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof. However, any such payment shall be subject to escheat pursuant to state abandoned property laws.

Redemption

Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, debt securities that are redeemable by us will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the trustee in such manner as it shall deem fair and appropriate.

Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such debt securities.

Consolidation, Merger and Sale or Disposition of Assets

We may, without the consent of the holders of any debt securities, consolidate with or merge into any other corporation or sell, transfer or otherwise dispose of our properties as or substantially as an entirety to any person, provided that:

•	the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition is a corporation or person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•	the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest, if any, on all the debt securities outstanding under each indenture and the performance of every covenant of each indenture to be performed or observed by us;

•	we have delivered to the trustee for such debt securities an officer’s certificate and an opinion of counsel as will be provided in each of the indentures; and

•	immediately after giving effect to the transaction, no event of default (see “—Events of Default” below) or event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing.

Upon any such consolidation, merger, sale, transfer or other disposition of our properties (except transfers related to a lease of our properties) as or substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor corporation or person had been named as us therein, and we will be released from all obligations under the applicable indenture.

Modification

Without the consent of any holder of debt securities, the trustee for such debt securities and we may enter into one or more supplemental indentures for any of the following purposes:

•	to supply omissions, cure any ambiguity or inconsistency or correct or supplement any defective or inconsistent provision, which actions, in each case, are not inconsistent with the applicable indenture or prejudicial to the interests of the holders of debt securities of any series in any material respect;

•	to change or eliminate any provision of the applicable indenture, provided that any such change or elimination will become effective with respect to such series only when there is no debt security of such series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or such change or elimination is applicable only to debt securities of such series issued after the effective date of such change or elimination;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•	to evidence the assumption of our covenants in the applicable indenture and the debt securities by any permitted successor;

•	to grant to or confer upon the trustee for any debt securities, for the benefit of the holders of such debt securities, any additional rights, remedies, powers or authority;

•	to permit the trustee for any debt securities to comply with any duties imposed upon it by law;

•	to specify further the duties and responsibilities of, and to define further the relationship among, the trustee for any debt securities, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the applicable indenture;

•	in the case of the subordinated indenture and in connection with the appointment of a successor trustee with respect to the debt securities of one or more (but not all) series, to add to or change any provisions of the subordinated indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee pursuant to the subordinated indenture;

•	to add to our covenants for the benefit of the holders of all or any series of outstanding debt securities, to add to the security of all debt securities, to surrender any right or power conferred upon us by the applicable indenture or to add any additional events of default with respect to all or any series of outstanding debt securities; and

•	to make any other change that is not prejudicial to the holders of any debt securities.

The senior indenture provides that, except as provided above, the consent of the holders of a majority in aggregate principal amount of the senior debt securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the senior indenture pursuant to one or more supplemental indentures or of modifying or waiving in any manner the rights of the holders of the senior debt securities; provided, however, that if less than all of the series of senior debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all series so directly affected, considered as one class, will be required.

The subordinated indenture provides that, except as provided above, the consent of the holders of (i) a majority in aggregate principal amount of debt securities of all series then outstanding under the subordinated indenture that are subject to the subordination provision of the subordinated indenture, considered as one class and (ii) a majority in aggregate principal amount of debt securities of all series then outstanding under the subordinated indenture that are not subject to the subordination provision of the subordinated indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the subordinated indenture pursuant to one or more supplemental indentures or of modifying or waiving in any manner the rights of the holders of the debt securities issued under the subordinated indenture; provided, however, that if less than all series of debt securities outstanding under the subordinated indenture are directly affected by a proposed supplemental indenture, then the consent only of the holders of (i) a majority in aggregate principal amount of outstanding debt securities issued under the subordinated indenture of all series so directly affected that are subject to the subordination provisions of the subordinated indenture, considered as one class, and (ii) a majority in aggregate principal amount of outstanding debt securities issued under the subordinated indenture of all series so directly affected that are not subject to the subordination provisions of the subordinated indenture, considered as one class, will be required.

Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of outstanding debt securities affected thereby:

•	change the maturity date of the principal of any debt security;

•	reduce the principal amount of, or premium payable on, any debt security;

•	reduce the rate of interest or change the method of calculating such rate, or extend the time of payment of interest, on any debt security;

•	change the coin or currency of any payment of principal of, or any premium or interest on, any debt security;

•	change the date on which any debt security may be redeemed;

•	adversely affect the rights of a holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any debt security; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify or amend the applicable indenture or to waive events of default.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture or any other supplemental indenture which has expressly been included solely for the benefit of one or more series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of the debt securities of any other series.

Events of Default

Unless specifically deleted in a supplemental indenture or company order under which a series of debt securities is issued, or modified in any such supplemental indenture or company order, each of the following will constitute an event of default under the senior indenture or the subordinated indenture with respect to senior debt securities or subordinated debt securities, as the case may be, of any series:

•	failure to pay principal of or premium, if any, on any debt security of such series, as the case may be, within one day after the same becomes due and payable;

•	failure to pay interest on the debt securities of such series within 30 days after the same becomes due and payable;

•	failure to observe or perform any of our other covenants or agreements in the applicable indenture (other than a covenant or agreement solely for the benefit of one or more series of debt securities other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership; or

•	any other event of default specified in the applicable prospectus supplement with respect to debt securities of a particular series.

Additional events of default with respect to a particular series of debt securities may be specified in a supplemental indenture or resolution of the Board of Directors establishing that series.

No event of default with respect to the debt securities of a particular series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

If an event of default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series.

At any time after an acceleration with respect to the debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if:

•	we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all debt securities of such series, the principal of and premium, if any, on the debt securities of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such debt securities, interest upon overdue installments of interest at the rate or rates specified in such debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the applicable indenture; and

•	any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of and accrued interest on the debt securities of such series which has become due solely by such acceleration, have been cured or waived as provided in the applicable indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable security or indemnity satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series. Any direction provided by the holders shall not be in conflict with any rule of law or with the senior indenture or the subordinated indenture, as the case may be, and will not involve the trustee in personal liability in circumstances where reasonable indemnity would not, in the trustee’s sole discretion, be adequate and the trustee may take any other action it deems proper that is not inconsistent with such direction.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default or event of default under the applicable indenture on behalf of all holders of debt securities of that series with respect to the debt securities of that series, except a default in the payment of principal of or any premium or interest on such debt securities. No holder of debt securities of any series may institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the debt securities of such series, the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered reasonable indemnity, and the trustee for such series has failed to institute such proceeding within 60 days after such notice, request and offer. Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those debt securities.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

The trustee, within 90 days after the occurrence of a default actually known to the trustee with respect to the debt securities of any series, is required to give the holders of the debt securities of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on the debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We will be required to deliver to the applicable trustee for the debt securities each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with all conditions and covenants under the applicable indenture, determined without regard to any period of grace or requirement of notice under such indenture.

Conversion Rights

Any resolution of the Board of Directors or supplemental indenture establishing a series of debt securities may provide for conversion rights. We will describe in the applicable prospectus supplement the particular terms and conditions, if any, on which debt securities may be convertible into other securities. These terms will include the conversion rate, the conversion period, provisions as to whether conversion will be at our option or the option of the holder, events requiring an adjustment of the conversion rate and provisions affecting conversion in the event of the redemption of the debt securities. If we issue convertible debt securities, we will need to supplement the indenture to add applicable provisions regarding conversion.

Defeasance

Unless the applicable prospectus supplement states otherwise, we may elect either:

(1)	to defease and be discharged from any and all obligations in respect of the debt securities of any series then outstanding under the applicable indenture (except for certain obligations to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold monies for payment in trust); or

(2)	to be released from the obligations of the senior indenture with respect to the senior debt securities of any series or the subordinated indenture with respect to the subordinated debt securities of any series under any covenants applicable to the debt securities of such series which are subject to covenant defeasance as described in the applicable indenture, supplemental indenture or other instrument establishing such series.

In the case of either (1) or (2), the following conditions, among others, must be met:

•	we will be required to deposit, in trust, with the applicable trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent accountants, certified to the applicable trustee in writing), without reinvestment, to pay all the principal of, and premium, if any, and interest on the debt securities of such series on the dates payments are due (which may include one or more redemption dates designated by us),

•	no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the applicable indenture must have occurred and be continuing on the date of the deposit, and 91 days must have passed after the deposit has been made and, during that period, certain events of default must not have occurred and be continuing as of the end of that period,

•	the deposit must not cause the applicable trustee to have any conflicting interest with respect to our other securities,

•	we must have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred, and

•	we must have delivered an officer’s certificate and an opinion of counsel to the trustee as provided in the applicable indenture.

We may exercise our defeasance option under paragraph (1) with respect to debt securities of any series notwithstanding our prior exercise of our covenant defeasance option under paragraph (2). If we exercise our defeasance option under paragraph (1) for debt securities of any series, payment of the debt securities of such series may not be accelerated because of a subsequent event of default. If we exercise our covenant defeasance option for debt securities of any series, payment of the debt securities of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under paragraph (2) above. In the event we fail to comply with our remaining obligations with respect to the debt securities of any series under the applicable indenture after exercising our covenant defeasance option and the debt securities of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the applicable trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from that event of default. However, we will remain liable for those payments.

Resignation or Removal of Trustee

The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The trustee may be removed at any time with respect to debt securities of any series by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of that series of debt securities then outstanding. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

Concerning the Trustee for Senior Debt Securities and the Subordinated Debt Securities

As of June 30, 2016, The Bank of New York Mellon Trust Company, N.A., which is the trustee under the senior indenture and the subordinated indenture, and its affiliates were the trustees for $737.5 million of our unsecured debt, and $2,180.4 million of KCP&L’s secured and unsecured debt (including Environmental Improvement Revenue debt and Environmental Improvement Revenue Refunding debt issued by certain governmental entities), under several separate indentures. In addition, an affiliate of The Bank of New York Mellon Trust Company, N.A. is one of the lenders under separate credit agreements with us, KCP&L and GMO and is the trustee under a KCP&L nuclear decommissioning fund trust. Affiliates of The Bank of New York Mellon Trust Company, N.A. also perform other services for, and transact other banking business with our affiliates and us in the normal course and may do so in the future. Each indenture will provide that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable debt securities upon the property and funds held or collected by the trustee as such, except funds held in trust for the benefit of the holders of particular debt securities.

Governing Law

The senior indenture is, and any senior debt securities will be, governed by New York law. The subordinated indenture is, and any subordinated debt securities will be, governed by New York law.

DESCRIPTION OF COMMON STOCK

General

The following descriptions of our common stock and the relevant provisions of our Articles of Incorporation, as amended (“Articles of Incorporation”) and by-laws are summaries and are qualified by references to our Articles of Incorporation and by-laws which have been previously filed with the SEC and are exhibits to this registration statement, of which this prospectus is a part, as well as the applicable Missouri General and Business Corporation Law.

Under our Articles of Incorporation, we are authorized to issue 600,000,000 shares of Common Stock without par value. As discussed below under “Description of Preference Stock,” Great Plains Energy’s authorized capital stock also consists of (i) 390,000 shares of Cumulative Preferred Stock of the par value of $100, (ii) 1,572,000 shares of Cumulative No Par Preferred Stock without par value, and (iii) 11,000,000 shares of Preference Stock without par value. At June 30, 2016, 154,754,049 shares of common stock were outstanding.

Dividend Rights and Limitations

The holders of our common stock are entitled to receive such dividends as our Board of Directors may from time to time declare, subject to any rights of the holders of our preferred and preference stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us.

Except as otherwise authorized by consent of the holders of at least two-thirds of the total number of any outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock, voting as a single class, we may not pay or declare any dividends on common stock, other than dividends payable in common stock, or make any distributions on, or purchase or otherwise acquire for value, any shares of common stock if, after giving effect thereto, the aggregate amount expended for such purposes during the 12 months then ended (a) exceeds 50% of net income available for dividends on Preference Stock and common stock for the preceding 12 months, in case the total of Preference Stock and common stock equity would be reduced to less than 20% of total capitalization, or (b) exceeds 75% of such net income in case such equity would be reduced to between 20% and 25% of total capitalization, or (c) except to the extent permitted in clauses (a) and (b), would reduce such equity below 25% of total capitalization.

Subject to certain limited exceptions, no dividends may be declared or paid on common stock and no common stock may be purchased or redeemed or otherwise retired for consideration (a) unless all past and current dividends on Cumulative Preferred Stock and Cumulative No Par Preferred Stock have been paid or set apart for payment and (b) except to the extent of retained earnings (earned surplus).

Voting Rights

Except as otherwise provided by law and subject to the voting rights of any outstanding Cumulative Preferred Stock, Cumulative No Par Preferred Stock, and Preference Stock, the holders of our common stock have the exclusive right to vote for all general purposes and for the election of directors through cumulative voting. Cumulative voting means each shareholder has a total vote equal to the number of shares they own multiplied by the number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees either in equal or unequal amounts. The nominees with the highest number of votes are elected.

The consent of specified percentages of holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock, if any, is required to authorize certain actions which may affect their interests; and if, at any time, dividends on any of the outstanding shares of Cumulative Preferred Stock and

Cumulative No Par Preferred Stock shall be in default in an amount equivalent to four or more full quarterly dividends, the holders of outstanding shares of all preferred stock, voting as a single class, shall be entitled (voting cumulatively) to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, which right shall continue in effect until all dividend arrearages shall have been paid.

Liquidation Rights

In the event of any dissolution or liquidation of Great Plains Energy Incorporated, after there shall have been paid to or set aside for the holders of shares of outstanding Cumulative Preferred Stock, Cumulative No Par Preferred Stock, and Preference Stock the full preferential amounts to which they are respectively entitled, the holders of outstanding shares of common stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets available for distribution.

Miscellaneous

The outstanding shares of common stock are, and the shares of common stock sold hereunder will be, upon payment for them, fully paid and nonassessable. The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any sinking fund provisions, redemption provisions or conversion rights.

Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as transfer agent and registrar for our common stock.

Business Combinations

The affirmative vote of the holders of at least 80% of the outstanding shares of common stock is required for the approval or authorization of certain business combinations with interested shareholders; provided, however, that such 80% voting requirement shall not be applicable if:

•	the business combination shall have been approved by a majority of the continuing directors; or

•	the cash or the fair market value of the property, securities, or other consideration to be received per share by holders of the common stock in such business combination is not less than the highest per-share price paid by or on behalf of the acquiror for any shares of common stock during the five-year period preceding the announcement of the business combination.

Listing

The common stock of Great Plains Energy Incorporated is listed on the New York Stock Exchange under the symbol “GXP.”

DESCRIPTION OF PREFERENCE STOCK

The following descriptions of our preference stock and the relevant provisions of our Articles of Incorporation are summaries and are qualified by references to our Articles of Incorporation which have been previously filed with the SEC and are exhibits to this registration statement, of which this prospectus is a part. Great Plains Energy’s authorized capital stock consists of 11,000,000 shares of Preference Stock without par value in addition to (i) 390,000 shares of Cumulative Preferred Stock of the par value of $100, (ii) 1,572,000 shares of Cumulative No Par Preferred Stock without par value, and (iii) the common stock described above under “Description of Common Stock.”

At June 30, 2016, there were no shares of Preference Stock outstanding but such shares may be issued from time to time in accordance with the Articles of Incorporation. The voting powers, designations, preferences, rights and qualifications, limitations, or restrictions of any series of Preference Stock are set by our Board of Directors when it is issued.

Shares of Preference Stock of different series may, subject to any applicable provisions of law, vary with respect to the following terms:

•	the distinctive designation of such series and the number of shares of such series;

•	the rate or rates at which shares of such series shall be entitled to receive dividends, the conditions upon, and the times of payment of such dividends, the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock, and whether such dividends shall be cumulative or noncumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

•	the right, if any, to exchange or convert the shares of such series into shares of any other class or classes, or of any other series of the same or any other class or classes of stock of the Company, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made;

•	if shares of such series are subject to redemption, the time or times and the price or prices at which, at the terms and conditions on which, such shares shall be redeemable;

•	the preference of the shares of such series as to both dividends and assets in the event of any voluntary or involuntary liquidation or dissolution or winding up or distribution of assets of the Company;

•	the obligation, if any, of the Company to purchase, redeem or retire shares of such series and/or maintain a fund for such purposes, and the amount or amounts to be payable from time to time for such purpose or into such fund, the number of shares to be purchased, redeemed or retired, and the other terms and conditions of any such obligation;

•	the voting rights, if any, full or limited, to be given the shares of such series, including without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain specified times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series of Preference Stock, authorizing or issuing additional shares of Preference Stock or creating any additional shares of Preference Stock or creating any class of stock ranking prior to or on a parity with the Preference Stock as to dividends or assets); and

•	any other preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares representing fractional interests in shares of our preference stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preference stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preference stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preference stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the depositary shares offered thereby. The terms of any offered depositary shares will be described in a supplement to this prospectus.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS OR WARRANTS FOR STOCK

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders shares of our common stock at a future date or dates. We may fix the price and the number of shares of common stock subject to the stock purchase contract at the time we issue the stock purchase contracts or we may provide that the price and number of shares of common stock will be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and:

•	our senior debt securities or subordinated debt securities, and/or

•	debt obligations of third parties, including U.S. treasury securities,

securing the holders’ obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligation under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not contain all of the information you may find useful and reference will be made to the stock purchase contracts or stock purchase units and, if applicable, the collateral or depository arrangement relating to the stock purchase contracts or stock purchase units.

We may also issue warrants to purchase our common stock with the terms of such warrants and any related warrant agreement between us and a warrant agent being described in a prospectus supplement.

BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global securities will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Except as otherwise provided in any applicable prospectus supplement, global securities may be exchanged in whole for certificated securities only if the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in either case, we thereupon fail to appoint a successor depository within 90 days. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to DTC’s or such successor’s procedures, as the case may be.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

The following is based solely on information furnished by DTC:

DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue of a series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such series. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates.

Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing

Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The DTC rules applicable its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this prospectus.

Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners, however, are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts such global securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of global securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of global securities may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

If the global securities are redeemable, redemption notices shall be sent to DTC. If less than all of the global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, distributions, interest and premium payments, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee for such securities, on the payable date in accordance with their respective holdings shown on

DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, distributions, interest and premium, if any, on any of the aforementioned securities represented by global securities to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

DTC may discontinue providing its services as depository with respect to the global securities at any time by giving reasonable notice to us or the applicable trustee. Under such circumstances, in the event that a successor depository is not obtained, securities certificates will be required to be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the global securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through dealers or agents to the public or to institutional investors. The prospectus supplement with respect to each series of securities will set forth the specific terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’, dealers’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such securities being offered, if any are purchased.

We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of securities will be a new issue of securities and, other than our common stock, which is listed on The New York Stock Exchange, will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

LEGAL MATTERS

Legal matters with respect to the securities offered under this prospectus will be passed upon for us by Heather A. Humphrey, General Counsel and Senior Vice President—Corporate Services and Hunton & Williams LLP. Pillsbury Winthrop Shaw Pittman LLP will pass on certain matters for the underwriters, dealers, purchasers, or agents. From time to time, Pillsbury Winthrop Shaw Pittman LLP acts as counsel for our affiliates for various matters. At September 1, 2016, Ms. Humphrey owned beneficially a number of shares of the Company’s common stock, including restricted stock, and performance shares which may be paid in shares of common stock at a later date based on the Company’s performance, which represented less than 0.1% of the total outstanding common stock.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Annual Report on Form 10-K of Great Plains Energy Incorporated and its subsidiaries’ for the year ended December 31, 2015, and the effectiveness of Great Plains Energy Incorporated and subsidiaries internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedule, as of December 31, 2015 and 2014, and for the years ended December 31, 2015, 2014, and 2013, of Westar Energy, Inc. and subsidiaries, which are incorporated in this prospectus by reference from the Current Report on Form 8-K of Great Plains Energy Incorporated filed on September 27, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and proxy statements and other information with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval system and these filings are publicly available through the SEC’s website (http://www.sec.gov). You may read and copy such material at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be included in and an important part of this prospectus and should be read with the same care. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update and supersede this information. Our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q listed below have been filed with the SEC on a combined basis by us and one of our subsidiaries, KCP&L. We are only incorporating the information that relates to us and, where required, the information that relates to KCP&L. We are incorporating by reference into this prospectus the following documents that we have filed with the SEC and any subsequent filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until the offering of the securities described in this prospectus is completed:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 24, 2016;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 5, 2016 and August 4, 2016, respectively; and

•	Our Current Reports on Form 8-K dated February 10, 2016 and filed with the SEC on February 16, 2016; May 3, 2016 and filed with the SEC on May 9, 2016; May 29, 2016 and filed with the SEC on May 31, 2016; May 31, 2016 and filed with the SEC on May 31, 2016; June 6, 2016 and filed with the SEC on June 7, 2016; June 13, 2016 and filed with the SEC on June 16, 2016; June 24, 2016 and filed with the SEC on June 24, 2016; July 1, 2016 and filed with the SEC on July 5, 2016; August 25, 2016 and filed with the SEC on August 25, 2016 (but only with respect to Item 8.01); September 9, 2016 and filed with the SEC on September 13, 2016; September 13, 2016 and filed with the SEC on September 19, 2016; September 21, 2016 and filed with the SEC on September 21, 2016; September 26, 2016 and filed with the SEC on September 26, 2016; and September 27, 2016 and filed with the SEC on September 27, 2016.

Our website is www.greatplainsenergy.com. Information contained on our website is not incorporated herein. We make available, free of charge, on or through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, we make available on or through our website all other reports, notifications and certifications filed electronically with the SEC. You may obtain a free copy of our filings with the SEC by writing or telephoning us at the following address: Great Plains Energy Incorporated, 1200 Main Street, Kansas City, Missouri 64105 (Telephone No.: 816-556-2200), Attention: Corporate Secretary, or by contacting us on our website.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14:	OTHER EXPENSES OF ISSUANCES AND DISTRIBUTIONS

Expenses payable by the registrants for the sale of its securities, other than underwriting discount and commissions, are estimated as follows:

Securities and Exchange Commission	$	*
Legal Fees and Expenses (including Blue Sky Fees)		**
Accounting Fees and Expenses		**
Printing of Registration Statement, Prospectus, Bonds, etc.		**
Trustee and/or Transfer Agent and Registrar Fees and Expenses		**
Rating Agency Fees		**
Stock Exchange Listing Fees		**
Miscellaneous		**
Total	$	**

*	The payment of any additional filing fee is deferred pursuant to Rules 456(b) and 457(r) of the Securities Act of 1933.
**	Because an indeterminate amount of securities are covered by this registration statement and the number of offerings is indeterminate, the expenses in connection with the issuance and distribution of the securities are currently not determinable.

ITEM 15:	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Great Plains Energy Incorporated

Missouri Revised Statutes (RSMo) Section 351.355 (2015) provides as follows:

1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

8. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement the corporation may for the benefit of persons indemnified by the corporation create a trust fund, establish any form of self insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

10. For the purpose of this section, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

11. For purposes of this section, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

The officers and directors of Great Plains Energy Incorporated have entered into indemnification agreements with Great Plains Energy Incorporated indemnifying such officers and directors to the extent allowed under the above RSMo Section 351.355 (2015).

Article Thirteen of the Articles of Incorporation of Great Plains Energy Incorporated provides as follows:

ARTICLE THIRTEEN (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Company or is or was an employee of the Company acting within the scope and course of his or her employment or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent authorized by The Missouri General and Business Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to or to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The Company may in its discretion by action of its Board of Directors provide indemnification to agents of the Company as provided for in this ARTICLE THIRTEEN. Such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

(b) Rights Not Exclusive. The indemnification and other rights provided by this ARTICLE THIRTEEN shall not be deemed exclusive of any other rights to which a person may be entitled under any applicable law, By-laws of the Company, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding the office of Director or officer, and the Company is hereby expressly authorized by the shareholders of the Company to enter into agreements with its Directors and officers which provide greater indemnification rights than that generally provided by The Missouri General and Business Corporation Law; provided, however, that no such further indemnity shall indemnify any person from or on account of such Director’s or officer’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Any such agreement providing for further indemnity entered into pursuant to this ARTICLE THIRTEEN after the date of approval of this ARTICLE THIRTEEN by the Company’s shareholders need not be further approved by the shareholders of the Company in order to be fully effective and enforceable.

Insurance. The Company may purchase and maintain insurance on behalf of any person who was or is a Director, officer, employee or agent of the Company, or was or is serving at the request of the Company as a Director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this ARTICLE THIRTEEN.

Amendment. This ARTICLE THIRTEEN may be hereafter amended or repealed; however, no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person entitled to obtain indemnification or an advance of expenses with respect to an action, suit or proceeding that pertains to or arises out of actions or omissions that occur prior to the later of (a) the effective date of such amendment or repeal; (b) the expiration date of such person’s then current term of office with, or service for, the Company (provided such person has a stated term of office or service and completes such term); or (c) the effective date such person resigns his or her office or terminates his or her service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

Kansas City Power & Light Company

Missouri Revised Statutes (RSMo) Section 351.355 (2015) provides as follows:

1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

8. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement the corporation may for the benefit of persons indemnified by the corporation create a trust fund, establish any form of self insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

10. For the purpose of this section, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

11. For purposes of this section, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

The officers and directors of Kansas City Power & Light Company have entered into indemnification agreements with Great Plains Energy Incorporated indemnifying such officers and directors to the extent allowed under the above RSMo Section 351.355 (2015).

Article XI of the Amended and Restated Articles of Consolidation of Kansas City Power & Light Company provides as follows:

ARTICLE ELEVENTH. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Company or is or was an employee of the Company acting within the scope and course of his or her employment or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent authorized by The Missouri General and Business Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to or to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The Company may in its discretion by action of its Board of Directors provide indemnification to agents of the Company as provided for in this ARTICLE ELEVENTH. Such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

(b) Rights Not Exclusive. The indemnification and other rights provided by this ARTICLE ELEVENTH shall not be deemed exclusive of any other rights to which a person may be entitled under any applicable law,

By-laws of the Company, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding the office of Director or officer, and the Company is hereby expressly authorized by the shareholders of the Company to enter into agreements with its Directors and officers which provide greater indemnification rights than that generally provided by The Missouri General and Business Corporation Law; provided, however, that no such further indemnity shall indemnify any person from or on account of such Director’s or officer’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Any such agreement providing for further indemnity entered into pursuant to this ARTICLE ELEVENTH after the date of approval of this ARTICLE ELEVENTH by the Company’s shareholders need not be further approved by the shareholders of the Company in order to be fully effective and enforceable.

(c) Insurance. The Company may purchase and maintain insurance on behalf of any person who was or is a Director, officer, employee or agent of the Company, or was or is serving at the request of the Company as a Director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this ARTICLE ELEVENTH.

(d) Amendment. This ARTICLE ELEVENTH may be hereafter amended or repealed; however, no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person entitled to obtain indemnification or an advance of expenses with respect to an action, suit or proceeding that pertains to or arises out of actions or omissions that occur prior to the later of (a) the effective date of such amendment or repeal; (b) the expiration date of such person’s then current term of office with, or service for, the Company (provided such person has a stated term of office or service and completes such term); or (c) the effective date such person resigns his or her office or terminates his or her service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted against Registrant by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16:	EXHIBITS

Reference is being made to the Index to the Exhibits at page E-1, such Index to Exhibits being incorporated into this Item 16 by reference.

ITEM 17:	UNDERTAKINGS

Each of the undersigned registrants hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on this 27th day of September, 2016.

GREAT PLAINS ENERGY INCORPORATED

By:	/s/ Terry Bassham
Terry Bassham
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Bassham Terry Bassham	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 27, 2016

/s/ Kevin E. Bryant Kevin E. Bryant	Senior Vice President—Finance and Strategy and Chief Financial Officer (Principal Financial Officer)	September 27, 2016

/s/ Steven P. Busser Steven P. Busser	Vice President—Risk Management and Controller (Principal Accounting Officer)	September 27, 2016

* David L. Bodde	Director	September 27, 2016

* Randall C. Ferguson, Jr.	Director	September 27, 2016

* Gary D. Forsee	Director	September 27, 2016

* Scott D. Grimes	Director	September 27, 2016

* Thomas D. Hyde	Director	September 27, 2016

* James A. Mitchell	Director	September 27, 2016

* Ann D. Murtlow	Director	September 27, 2016

Signature		Title	Date

* Sandra J. Price		Director	September 27, 2016

* John J. Sherman		Director	September 27, 2016

*By:	/s/ Terry Bassham	Director	September 27, 2016
Terry Bassham Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kansas City, State of Missouri, on this 27th day of September, 2016.

KANSAS CITY POWER & LIGHT COMPANY

By:	/s/ Terry Bassham
Terry Bassham
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Bassham Terry Bassham	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 27, 2016

/s/ Kevin E. Bryant Kevin E. Bryant	Senior Vice President—Finance and Strategy and Chief Financial Officer (Principal Financial Officer)	September 27, 2016

/s/ Steven P. Busser Steven P. Busser	Vice President—Risk Management and Controller (Principal Accounting Officer)	September 27, 2016

* David L. Bodde	Director	September 27, 2016

* Randall C. Ferguson, Jr.	Director	September 27, 2016

* Gary D. Forsee	Director	September 27, 2016

* Scott D. Grimes	Director	September 27, 2016

* Thomas D. Hyde	Director	September 27, 2016

* James A. Mitchell	Director	September 27, 2016

Signature		Title	Date

* Ann D. Murtlow		Director	September 27, 2016

* Sandra J. Price		Director	September 27, 2016

* John J. Sherman		Director	September 27, 2016

*By:	/s/ Terry Bassham	Director	September 27, 2016
Terry Bassham Attorney-in-fact

EXHIBIT INDEX

Great Plains Energy Incorporated

Exhibit Number	Description of Exhibit

1.1.1	+ Form of Underwriting Agreement for debt securities.

1.1.2	+ Form of Underwriting Agreement for common stock.

1.1.3	+ Form of Underwriting Agreement for stock purchase units.

1.1.4	+ Form of Underwriting Agreement for warrants.

1.1.5	+ Form of Underwriting Agreement for preference stock or depositary shares.

4.1.1	* Articles of Incorporation of Great Plains Energy Incorporated, as amended effective May 6, 2014 (Exhibit 3.1 to Form 10-Q for the quarter ended March 31, 2014).

4.1.2	* Amendment to Articles of Incorporation of Great Plains Energy Incorporated, effective September 26, 2016 (Exhibit 3.1 to Form 8-K filed on September 26, 2016).

4.1.3	* By-laws of Great Plains Energy Incorporated, as amended December 10, 2013 (Exhibit 3.1 to Form 8-K filed on December 16, 2013).

4.1.4	* Indenture, dated June 1, 2004, between Great Plains Energy Incorporated and BNY Midwest Trust Company, as trustee, for senior debt securities (Exhibit 4.4 to Form 8-A/A filed on June 14, 2004).

4.1.5	* First Supplemental Indenture, dated June 14, 2004, between Great Plains Energy Incorporated and BNY Midwest Trust Company, as Trustee (Exhibit 4.5 to Form 8-A/A filed on June 14, 2004).

4.1.6	* Second Supplemental Indenture, dated as of September 25, 2007, between Great Plains Energy Incorporated and The Bank of New York Trust Company, N.A., as Trustee (Exhibit 4.1 to Form 8-K filed on September 26, 2007).

4.1.7	* Third Supplemental Indenture, dated as of August 13, 2010, between Great Plains Energy Incorporated and The Bank of New York Mellon Trust Company, N.A., as Trustee (Exhibit 4.1 to Form 8-K filed on August 13, 2010).

4.1.8	* Fourth Supplemental Indenture, dated as of May 19, 2011, between Great Plains Energy Incorporated and The Bank of New York Mellon Trust Company, N.A., as Trustee (Exhibit 4.1 to Form 8-K filed on May 19, 2011).

4.1.9	+ Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities (including the form of senior debt security).

4.1.10	* Subordinated Indenture, dated as of May 18, 2009, between Great Plains Energy Incorporated and The Bank of New York Mellon Trust Company, N.A., as Trustee (Exhibit 4.1 to Form 8-K filed on May 19, 2009).

4.1.11	* Supplemental Indenture No. 1, dated as of May 18, 2009, between Great Plains Energy Incorporated and The Bank of New York Mellon Trust Company, N.A., as Trustee (Exhibit 4.1 to Form 8-K filed on May 19, 2009).

4.1.12	+ Form of supplemental indenture or other instrument establishing the issuance of one or more series of subordinated debt securities (including the form of subordinated debt security).

4.1.13	+ Form of Stock Purchase Contract Agreement.

4.1.14	+ Form of Pledge Agreement.

4.1.15	+ Form of Warrant Agreement (including the form of warrant).

Exhibit Number	Description of Exhibit

4.1.16	+ Form of Certificate of Designations for Preference Stock.

4.1.17	+ Form of Deposit Agreement (including the form of depositary share).

5.1.1	Opinion of Heather A. Humphrey, General Counsel and Senior Vice President—Corporate Services, regarding the legality of the securities.

5.1.2	Opinion of Hunton & Williams LLP, regarding the legality of the securities.

12.1.1	*Schedule of computation of ratio of earnings to fixed charges for the years ended December 31, 2015, 2014, 2013, 2012, and 2011 of Great Plains Energy Incorporated (Exhibit 12.1 to Form 10-K for the year ended December 31, 2015).

12.1.2	Schedule of computation of ratio of earnings to fixed charges for the year to date ended June 30, 2016 of Great Plains Energy Incorporated.

23.1.1	Consent of Deloitte & Touche LLP with respect to financials of Great Plains Energy Incorporated.

23.1.2	Consent of Deloitte & Touche LLP with respect to financials of Westar Energy, Inc.

23.1.3	Consent of Heather A. Humphrey, General Counsel and Senior Vice President—Corporate Services (included in Exhibit 5.1.1).

23.1.4	Consent of Hunton & Williams LLP (included in Exhibit 5.1.2).

24.1.1	**Powers of Attorney for Great Plains Energy Incorporated.

24.1.2	Power of Attorney for Great Plains Energy Incorporated.

25.1.1	**Form T-1 statement of eligibility of the trustee for the senior debt securities.

25.1.2	**Form T-1 statement of eligibility of the trustee for the subordinated debt securities.

*	Incorporated by reference herein as indicated.
+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if applicable.
**	Previously filed as an exhibit to the Registration Statement filed on March 12, 2015.

Kansas City Power & Light Company

Exhibit Number	Description of Exhibit

1.2.1	+ Form of Underwriting Agreement for general mortgage bonds.

1.2.2	+ Form of Underwriting Agreement for notes.

4.2.1	* General Mortgage and Deed of Trust dated as of December 1, 1986, between Kansas City Power & Light Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), Trustee (Exhibit 4-bb to Form 10-K for the year ended December 31, 1986).

4.2.2	* Fifth Supplemental Indenture dated as of September 15, 1992, to Indenture dated as of December 1, 1986 (Exhibit 4-a to Form 10-Q for the quarter ended September 30, 1992).

4.2.3	* Seventh Supplemental Indenture dated as of October 1, 1993, to Indenture dated as of December 1, 1986 (Exhibit 4-a to Form 10-Q for the quarter ended September 30, 1993).

4.2.4	* Eighth Supplemental Indenture dated as of December 1, 1993, to Indenture dated as of December 1, 1986 (Exhibit 4 to Form S-3 Registration Statement, Registration No. 33-51799).

4.2.5	* Eleventh Supplemental Indenture dated as of August 15, 2005, to the General Mortgage and Deed of Trust dated as of December 1, 1986, between Kansas City Power & Light Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), Trustee (Exhibit 4.2 to Form 10-Q for the quarter ended September 30, 2005).

4.2.6	* Twelfth Supplemental Indenture dated as of March 1, 2009, to the General Mortgage and Deed of Trust dated as of December 1, 1986, between Kansas City Power & Light Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), Trustee (Exhibit 4.2 to Form 8-K filed on March 24, 2009).

4.2.7	* Thirteenth Supplemental Indenture dated as of March 1, 2009, to the General Mortgage and Deed of Trust dated as of December 1, 1986, between Kansas City Power & Light Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), Trustee (Exhibit 4.3 to Form 8-K filed on March 24, 2009).

4.2.8	* Fourteenth Supplemental Indenture dated as of March 1, 2009, to the General Mortgage and Deed of Trust dated as of December 1, 1986, between Kansas City Power & Light Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), Trustee (Exhibit 4.4 to Form 8-K filed on March 24, 2009).

4.2.9	* Fifteenth Supplemental Indenture dated as of June 30, 2011, to the General Mortgage and Deed of Trust dated as of December 1, 1986, between Kansas City Power & Light Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), Trustee (Exhibit 4.1 to Form 10-Q for the quarter ended June 30, 2011).

4.2.10	+ Form of supplemental indenture or other instrument establishing the issuance of one or more series of general mortgage bonds (including the form of general mortgage bond).

4.2.11	* Indenture dated as of May 1, 2007 between Kansas City Power & Light Company and The Bank of New York Trust Company, N.A., as Trustee (Exhibit 4.1.b to Form 8-K filed on June 4, 2007).

4.2.12	* Supplemental Indenture No. 1 dated as of June 4, 2007, to Indenture dated as of May 1, 2007 between Kansas City Power & Light Company and The Bank of New York Trust Company, N.A. (Exhibit 4.2 to Form 8-K filed on June 4, 2007).

4.2.13	* Supplemental Indenture No. 2 dated as of March 11, 2008, between Kansas City Power & Light Company and The Bank of New York Trust Company, N.A., as trustee (Exhibit 4.2 to Form 8-K filed on March 11, 2008).

Exhibit Number	Description of Exhibit

4.2.14	* Supplemental Indenture No. 3 dated as of September 20, 2011, between Kansas City Power & Light Company and The Bank of New York Mellon Trust Company, N.A., as trustee (Exhibit 4.1 to Form 8-K filed on September 20, 2011).

4.2.15	* Supplemental Indenture No. 4 dated as of March 14, 2013, between Kansas City Power & Light Company and The Bank of New York Mellon Trust Company, N.A., as trustee (Exhibit 4.1 to Form 8-K filed on March 14, 2013).

4.2.16	+ Form of supplemental indenture or other instrument establishing the issuance of one or more series of notes (including the form of note).

5.2.1	**Opinion of Jaileah X. Huddleston, Assistant Secretary and Corporate Counsel—Securities and Finance, regarding the legality of the securities.

5.2.2	**Opinion of Hunton & Williams LLP, regarding the legality of the securities.

12.2.1	*Schedule of computation of ratio of earnings to fixed charges for the years ended December 31, 2015, 2014, 2013, 2012, and 2011 of Kansas City Power & Light Company (Exhibit 12.2 to Form 10-K for the year ended December 31, 2015).

23.2.1	**Consent of Deloitte & Touche LLP.

23.2.2	**Consent of Jaileah X. Huddleston, Assistant Secretary and Corporate Counsel—Securities and Finance (included in Exhibit 5.2.1).

23.2.3	**Consent of Hunton & Williams LLP (included in Exhibit 5.2.2).

24.2.1	**Powers of Attorney for Kansas City Power & Light Company.

24.2.2	Power of Attorney for Kansas City Power & Light Company.

25.2.1	**Form T-1 statement of eligibility of the trustee for the general mortgage bonds.

25.2.2	**Form T-1 statement of eligibility of the trustee for the notes.

*	Incorporated by reference herein as indicated.
+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if applicable.
**	Previously filed as an exhibit to the Registration Statement filed on March 12, 2015.

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